Amended and Restated
Schedule 5 to Services Agreement
List of Funds

To the Service Agreement between

Northeast Retirement Services and Mercer Trust Company

Effective May 1, 2019 the parties hereby agree to amend to Schedule 5 to Services Agreement — Lisa of Funds to the Service Agreement originally effective as of January 10, 2014 by and between Northeast Retirement Services having an address at 12 Gill St., Suite 2600, Woburn, Massachusetts and KP Funds having an address of 1 Freedom Valley Drive, Oaks PA 19456 with respect to KP Funds as follows:

List of Funds

KP Retirement Path Retirement Income Fund

KP Retirement Path 2020 Fund
KP Retirement Path 2025 Fund
KP Retirement Path 2030 Fund
KP Retirement Path 2035 Fund
KP Retirement Path 2040 Fund
KP Retirement Path 2045 Fund
KP Retirement Path 2050 Fund
KP Retirement Path 2055 Fund
KP Retirement Path 2060 Fund
KP Retirement Path 2065 Fund

KP Large Cap Equity Fund

KP Small Cap Equity Fund
KP International Equity Fund

KP Fixed Income Fund

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment, effective as of May 1, 2019.

KP FUNDS	NORTHEAST RETIREMENT SERVICES, LLC

/s/ Dianne M. Descoteaux	/s/ Frank H. Lallos
Name: Dianne M. Descoteaux	Frank H. Lallos
Title: Vice President & Secretary	Senior Vice President